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                             SEVENTH AMENDMENT TO

                  FIRST AMENDED AND RESTATED CREDIT AGREEMENT










                                     among



                       TEAM FLEET SERVICES CORPORATION,



                            TEAM RENTAL GROUP, INC.



                                      and



                                NBD BANK, N.A.












                           DATED AS OF MAY 31, 1996






                                   EXHIBIT A









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                             SEVENTH AMENDMENT TO
                  FIRST AMENDED AND RESTATED CREDIT AGREEMENT


         THIS SEVENTH AMENDMENT, dated as of the 31st day of May, 1996, is among TEAM FLEET SERVICES CORPORATION, TEAM RENTAL GROUP, INC.
and NBD BANK, N.A.  The parties agree as follows:

                                  WITNESSETH:

         WHEREAS, on January 12, 1995, the parties entered into a certain First Amended and Restated Credit Agreement, as amended May 23, 1995, July 11, 1995, December 29, 1995, February 27, 1996, March 28, 1996 and May 1, 1996
(the "Original Agreement"); and

         WHEREAS, the parties desire to further amend the Original Agreement as herein provided;

         NOW, THEREFORE, in consideration of the premises, and the promises herein contained, the parties agree that the Original Agreement shall be, and it hereby is, amended as follows:


                         PART I. AMENDATORY PROVISIONS

                                   SECTION 1

                                  DEFINITIONS

         1.1. Defined Terms.

                  (a) Section 1.1 of the Original Agreement is hereby amended by substituting the following new definitions in lieu of the existing like definitions:

                           "NationsBank Loan" means, collectively, (a) the secured revolving loan from NationsBank to Team Fleet in the maximum principal amount of up to One Hundred Million Dollars ($100,000,000) governed by that certain Revolving Credit Agreement, dated as of May 31, 1996, among Team Fleet, NationsBank and lenders party thereto from time to time, and (b) the secured bridge loan from NationsBank to Team Rental in the maximum principal amount of Seventeen Million Dollars ($17,000,00) for the purpose of acquiring one hundred percent (100%) of the issued and outstanding shares of capital stock of Arizona Rent-A-Car Systems, Inc.

                  (b) Section 1.1 of the Original Agreement is hereby further amended by adding the following new definitions:

                           "Acquisition" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by

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         purchase of such equity interest of upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

                           "Capital Expenditures" means, with respect to the Borrowers and the Subsidiaries, for any period the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by either Borrower or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of Team Rental, including, without limitation, all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance evidenced in writing and submitted to the Bank, and (ii) with respect to any Capital Lease entered into by either Borrower or any Subsidiary during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements furnished to the Bank from time to time pursuant to Section 5.2.1), all the foregoing in accordance with GAAP.

                           "Capital Leases" means all the leases which have been or should be capitalized in accordance with GAAP (including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof).

                           "Consolidated EBIT" means, with respect to the Borrowers and the Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, plus (ii) Consolidated Interest Expense accrued during such period, plus (iii) taxes on income accrued during such period, all determined on a consolidated basis in accordance with GAAP.

                           "Consolidated EBITDA" means, with respect to the Borrowers and the Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, plus (ii) Consolidated Interest Expense accrued during such period, plus (iii) taxes on income accrued during such period, plus (iv) amortization, plus (v) depreciation, all determined on a consolidated basis in accordance with GAAP.

                           "Consolidated Fixed Charged Ratio" means, with respect to the Borrowers and the Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the ratio of (i) Consolidated EBITDA for such period minus (without duplication) Capital Expenditures, minus depreciation

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         relating solely to Team Vehicles for such period, to (ii)
         Consolidated Fixed Charges for such period.

                           "Consolidated Fixed Charges" means, with respect to the Borrowers and the Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication,
         (i) Consolidated Interest Expense accrued during such period, plus
         (ii) current maturities of Consolidated Indebtedness, plus (iii) income taxes paid during such period, all determined on a consolidated basis in accordance with GAAP.

                           "Consolidated Indebtedness" means all Indebtedness for Money Borrowed of the Borrowers and the Subsidiaries, all determined on a consolidated basis.

                           "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Borrowers and the Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees payable in connection with the incurrence of Indebtedness to the extend included in gross interest expense and
         (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP.

                           "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Borrowers and the Subsidiaries (including payments received by the Borrowers and the Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), minus all operating and non-operating expenses of the Borrowers and the Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP; but excluding as income:
         (i) net gains on the sale, conversion or other disposition of capital assets, (ii) net gains on the acquisition, retirement, sale of other disposition of capital stock and other securities of Team Rental or its Subsidiaries, (iii) net gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, and (v) any other net gain or credit of an extraordinary nature as determined in accordance with GAAP; provided, however, that for purposes of determining compliance with the provisions of Sections _______________ hereof, there shall be disregarded any increase in Consolidated Net Income upon giving effect to any Acquisition which results from the treatment of such Acquisition as a "pooling of interests".

                           "Consolidated Non-Vehicle Indebtedness" means Consolidated Indebtedness minus Consolidated Vehicle
         Indebtedness.

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                           "Consolidated Non-Vehicle Indebtedness to
         Consolidated EBITDA Ratio" means with respect to the Borrowers and Subsidiaries on the date of computation thereof, the ratio of (i) Consolidated Non-Vehicle Indebtedness for such period to (ii) Consolidated EBITDA minus depreciation relating solely to Team Vehicles for such period.

                           "Consolidated Vehicle Indebtedness" means
         Consolidated Indebtedness relating solely to the financing of any Team Vehicles and secured thereby.

                           "Four Quarter Period" means a period of four full consecutive fiscal quarters of the Borrowers and the Subsidiaries, taken together as one accounting period.

                           "Indebtedness for Money Borrowed" means, with respect to any Person, all indebtedness in respect of money borrowed, including, without limitation, all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond or similar written obligation for the payment of money (including, without limitation, conditional sales or similar title retention agreements).

                   "NationsBank" means NationsBank, National
             Association (South), a national banking association.

                           "NationsBank Intercreditor Agreement" means the Intercreditor Agreement among NationsBank, the Bank and Team Fleet, dated as of May 31, 1996.

                           "Issuance Date" means the earliest date that Team Rental issues any securities pursuant to that certain registration statement, dated May 24, 1996 (which registration statement has been filed with the Securities and Exchange Commission).

                           "Team Vehicles" means all of the Borrowers' and each Subsidiary's now existing and hereafter acquired motor vehicle inventory consisting of cars, vans and other vehicles of all types and descriptions, whether held for sale, lease or rental purposes, including, without limitation, any such vehicles financed by a Facility.

                           "Team Vehicle Utilization" means, on any given day, the percentage of Team Vehicles that are leased to customers of Team Rental or the Subsidiaries on such date.

                  (c) Section 1.1 of the Original Agreement is hereby further amended by substituting "(i) liens securing the NationsBank Loan as described in the NationsBank Intercreditor Agreement, and (j)" in lieu of "and (i)" in the definition of Permitted Encumbrances.


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                                   SECTION 5

                                   COVENANTS

         5.1.     Negative Covenants.

                  (a)      The Original Agreement is hereby amended as follows:

                  5.1.8. Guaranties. Section 5.1.8. of the Original Agreement is hereby amended by substituting "(d) the guaranty by Team Rental of the obligations of Team Fleet under the NationsBank Loan constituting the revolving line of credit, and (e) the guaranty by Team Fleet of the obligations of Team
         Rental under the NationsBank Loan constituting the secured bridge loan." in lieu of "and (d) the guaranty by Team Fleet of the obligations of Team Rental under the NationsBank Loan."

                  (b) The Original Agreement is hereby further amended by substituting the following new Section 5.1.15 in lieu of the existing Section 5.1.15:

                  5.1.15. Non-Vehicle Leverage Ratio. Permit the Non-Vehicle Leverage Ratio to exceed (a) 1.10 to 1.00 as of March
         31, 1996 and at all times prior to the infusion of Additional
         Equity, and (b) .50 to 1.00 after the infusion of Additional
         Equity.

                  (c) The Original Agreement is hereby further amended by adding the following new Sections 5.1.16, 5.1.17, 5.1.18 and 5.1.19:

                  5.1.16. Consolidated Fixed Charge Ratio. Permit the Consolidated Fixed Charge Ratio to be less than (a) 1.00 to
         1.00 for the Four-Quarter Period ended June 30, 1996, and (b)
         1.05 to 1.00 for each Four-Quarter Period thereafter.

                  5.1.17. Consolidated EBIT to Consolidated Interest Expense. Permit the ratio of Consolidated EBIT to Consolidated Interest Expense to be less than (a) 1.20 to 1.00 for the Four-Quarter Period ended June 30, 1996, (b) 1.20 to 1.00 for the Four-Quarter Period ended September 30, 1996, and (c) 1.35 to 1.00 for each Four-Quarter Period thereafter.

                  5.1.18. Consolidated Non-Vehicle Indebtedness to Consolidated EBITDA. Permit the Consolidated Non-Vehicle Indebtedness to Consolidated EBITDA Ratio to be more than (a) 1.60 to 1.00 for the Four-Quarter Period ended June 30, 1996, (b) 1.60 to 1.00 for the Four-Quarter Period ended September 30, 1996, and (c) 1.25 to 1.00 for each Four-Quarter Period thereafter.

                  5.1.19. Team Vehicle Utilization. Permit the average daily Team Vehicle Utilization to be less than seventy-five percent (75%) in any calendar month.


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                          PART II. CONTINUING EFFECT

         Capitalized terms used herein and not specifically herein defined shall have the meanings ascribed to such terms in the Original Agreement. All other terms, conditions, representations, warranties and covenants contained in the Original Agreement shall remain the same and shall continue in full force and effect. In consideration hereof, the Borrowers represent and warrant that each representation and warranty set forth in the Original Agreement, as hereby amended, remains true and correct as of the date hereof, except to the extent that such representation and warranty is expressly intended to apply solely to an earlier date and that, to its knowledge, there currently exists no offsets, counterclaims or defenses to the performance of the Obligations, nor, except as disclosed on Schedule 1 to the Original Agreement has there occurred any Default or Unmatured Default thereunder, and no Default or Unmatured Default, after giving effect to the transactions contemplated or otherwise covered by this Seventh Amendment, is or shall be occasioned thereby. The representations and warranties contained in the Original Agreement originally shall survive this Seventh Amendment in their original form, except as expressly herein modified, and shall survive as the continuing representations and warranties of the Borrowers, except to the extent that such representation and warranty is expressly intended to apply solely to an earlier date. Except as expressly herein provided, the Original Agreement and this Seventh Amendment shall be interpreted, wherever possible, in a manner consistent with one another, but in the event of any irreconcilable inconsistency, this Seventh Amendment shall control. The parties each hereby agree to cooperate in all reasonable requests of each other party hereto, including, without limitation, the execution of financing statements and other documents, which the requesting party deems reasonable, necessary, appropriate or expedient to carry out the intents and purposes of this Seventh Amendment.


                        PART III. CONDITIONS PRECEDENT

         Notwithstanding anything contained in this Seventh Amendment to the contrary, the Bank shall have no obligation under this Seventh Amendment, and this Seventh Amendment shall not be effective, until each of the following conditions precedent have been fulfilled to the satisfaction of the Bank:

                  (a) Each of the conditions set forth in Section 6.2 of the Original Agreement shall have been satisfied;

                  (b) The Bank shall have received each of the following, in form and substance satisfactory to the Bank:

                           (i) The Loan Documents, as amended, including, without limitation, this Seventh Amendment, duly executed in the form approved by the Bank;


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                           (ii) A duly executed certificate of the Secretary
                  or any Assistant Secretary of each Borrower and Guarantor
                  (A) certifying as to attached copies of resolutions of the Boards of Directors of each Borrower and Guarantor authorizing the execution, delivery and performance, respectively, of the Loan Documents, as amended, and any other documents provided for in this Seventh Amendment to which the Borrowers or Guarantors are a party, and (B) certifying as complete and correct as to attached copies of the Articles of Incorporation and By-Laws of the Borrowers and the Guarantors, or certifying that such Articles of Incorporation or By-Laws have not been amended (except as shown) since the previous delivery thereof to the Bank; and

                           (iii) All reasonable expenses of the Bank, shall
                  have been reimbursed by the Borrowers, including, without limitation, the Bank's attorneys' fees; and

                  (c) All legal matters incident to this Seventh Amendment shall be reasonably satisfactory to the Bank and its counsel.

         IN WITNESS WHEREOF, the Borrowers and the Bank have caused this Seventh Amendment to be executed by their respective officers duly authorized as of the date first above written.

                               TEAM FLEET SERVICES CORPORATION



                               By:----------------------------
                                  Jeffrey D. Congdon,
                                  Chief Financial Officer

                               TEAM RENTAL GROUP, INC.



                               By:----------------------------
                                  Jeffrey D. Congdon,
                                  Chief Financial Officer




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                                    NBD BANK, N.A.



                                    By:---------------------------
                                       Steven P. Clemens,
                                       Vice President
























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